--------------------------------------------------------------------------------
NEWS RELEASE
--------------------------------------------------------------------------------

[NEXTEL PARTNERS, INC. LOGO]

                                                           NEXTEL PARTNERS, INC.
                                                           4500 Carillon Point
                                                           Kirkland, WA  98033
                                                           (425) 576-3600

                                                                       CONTACTS:
                                            INVESTORS: ALICE KANG (425) 576-3696


             Nextel Partners Extends 11% Senior Notes Exchange Offer

KIRKLAND, Wa - December 18, 2000 - Nextel Partners, Inc. (NASDAQ: NXTP) has extended its offer to exchange the outstanding, unregistered Nextel Partners 11% Senior Notes for new, substantially identical 11% Senior Notes that will be free of the transfer restrictions that apply to the old notes. The offer which was previously scheduled to expire at 5:00 p.m. EST on December 15, 2000, has been extended to 5:00 p.m. EST on December 22, 2000. For further details of the exchange offer, please refer to the company's Form S-4/A filed with the SEC on November 9, 2000, as amended.

Nextel Partners, Inc. (NASDAQ: NXTP), based in Kirkland, Wash., has the exclusive right to provide digital wireless communications services using the Nextel brand name in 30 states where more than 50 million people reside. Nextel Partners offers its customers the same fully integrated digital wireless communications services available from Nextel including digital cellular, text/numeric paging and Nextel Direct Connect(R) - a unique digital two-way radio feature - all in a single wireless phone. Nextel Partners customers can seamlessly access these services anywhere on Nextel's or Nextel Partners' all-digital mobile network, which currently covers 174 of the top 200 U.S. markets. To learn more about Nextel Partners, visit our web site at www.nextelpartners.com. To learn more about Nextel's services, visit www.nextel.com.